                                                                    EXHIBIT 11.1



(In thousands, except per share data)

PRIMARY
-------

                                                  Three Months Ended          Six Months Ended
                                                        May 31,                    May 31,
                                                ---------------------       ---------------------
                                                  1997          1996         1997          1996
                                                -------       -------       -------       -------
Weighted average number of common and
  common equivalent shares outstanding:
  Common stock ..........................        12,267        12,921        12,450        12,933
  Common equivalent shares resulting from
  stock options (treasury stock method)..           735           200           496           512
                                                -------       -------       -------       -------
Total ...................................        13,002        13,121        12,946        13,445
                                                =======       =======       =======       =======

Net income ..............................       $ 2,042       $   155       $ 4,020       $ 4,574
                                                =======       =======       =======       =======

Net income per common share .............       $  0.16       $  0.01       $  0.31       $  0.34
                                                =======       =======       =======       =======




FULLY-DILUTED
-------------

                                                  Three Months Ended          Six Months Ended
                                                        May 31,                    May 31,
                                                ---------------------       ---------------------
                                                  1997          1996         1997          1996
                                                -------       -------       -------       -------
Weighted average number of common and
  common equivalent shares outstanding:
  Common stock ..........................        12,267        12,921        12,450        12,933
  Common equivalent shares resulting from
  stock options (treasury stock method) .           735           200           496           512
                                                -------       -------       -------       -------
Total ...................................        13,002        13,121        12,946        13,445
                                                =======       =======       =======       =======

Net income ..............................       $ 2,042       $   155       $ 4,020       $ 4,574
                                                =======       =======       =======       =======

Net income per common share .............       $  0.16       $  0.01       $  0.31       $  0.34
                                                =======       =======       =======       =======